Exhibit 10.1
As of August 6, 2024
DUCOMMUN INCORPORATED
RETIREMENT POLICY
Ducommun Incorporated, a Delaware corporation (the “Company”) has adopted the Ducommun Incorporated Retirement Policy (the “Policy”) for the benefit of eligible employees of the Company and its subsidiaries, on the terms and conditions hereafter stated, effective as of the Effective Date.
1.Definitions.
(a)“Annual Incentive Plan” means the Ducommun Incorporated Annual Incentive Plan in effect at the time of such Participant’s Retirement.
(b)“Board” means the Board of Directors of the Company.
(c)“Committee” means the Compensation Committee of the Board.
(d)“Company Group” means the Company and its subsidiaries.
(e)“Effective Date” means August 6, 2024.
(f)“Eligible Employee” means each “executive officer” (as defined in Rule 3b-7 under the Securities Exchange Act of 1934, as amended) of the Company Group.  Eligible Employees shall, in no event, include: (i) independent contractors, (ii) temporary employees and (iii) individuals treated other than as employees for federal income and employment tax purposes at the time such individual performs services.
(g)“Equity Incentive Plans” means, collectively, (i) the Ducommun Incorporated 2013 Stock Incentive Plan, effective as of May 2, 2018 and (ii) the Ducommun Incorporated Amended and Restated 2020 Stock Incentive Plan, effective as of April 20, 2022; and (iii) the Ducommun Incorporated 2024 Stock Incentive Plan, effective as of April 24, 2024.
(h)“NQDC Plan” means the Ducommun Incorporated Non Qualified Deferred Compensation Plan, effective as of November 26, 2019.
(i)“Participant” means an Eligible Employee who is designated as a Participant by the Board or the Committee, subject to the requirements of Section 2. For purposes hereof, the Board or the Committee shall be permitted to designate groups of Eligible Employees by job title as Participants without the need to identify any individual Participant by name.
(j)“Retirement” means the Participant’s voluntary resignation of employment with the Company Group upon the earlier of (i) the date the Participant reaches age 65 or (ii) the date the Participant reaches age 60, with at least five years of continuous service with the Company Group.
(k)“Severance Arrangements” means any plans, policies, guidelines, arrangements, agreements, letters and/or other communication, whether formal or informal, written or oral sponsored or maintained by the Company Group and/or entered into by any representative of the Company Group that provides severance benefits to a Participant.

2.Eligibility. Except as otherwise provided herein, each Participant is eligible under the Policy if such Participant:
(a)remains in the employ of the Company Group through the date of Retirement; and
(b)fulfills the normal responsibilities of such Participant’s position, including, but not limited to, meeting regular attendance, specific transitional activities, workload and other standards of the Company Group in effect from time to time.
3.Applicability of the Policy. In the event that a Participant’s employment with the Company Group is terminated due to the Participant’s Retirement, the Participant shall be eligible for the applicable Retirement treatment of any payments or benefits provided to such Participant in connection with such Participant’s Retirement under the following arrangements of the Company Group:
(a)Annual Incentive Plan;
(b)Equity Incentive Plans;
(c)NQDC Plan; and
(d)Any other plans, programs, policies, agreements or arrangements of the Company Group, as determined by the Board or Committee, including any Severance Arrangements.
4.Termination or Amendment of the Policy. The Policy may be amended, terminated or discontinued in whole or in part, at any time and from time to time at the discretion of the Board or the Committee.
5.Miscellaneous.
(a)No Right to Continued Employment. Nothing contained in the Policy shall confer upon any Participant any right to continue in the employ of any member of the Company Group nor interfere in any way with the right of the Company to terminate his or her employment, with or without cause.
(b)Discretion of the Company Group, Board and Committee. Any decision made or action taken by, or inaction of, the Company Group, the Board or the Committee arising out of or in connection with the creation, amendment, construction, administration, interpretation and effect of the Policy that is within its authority hereunder or applicable law shall be within the absolute discretion of such entity and shall be conclusive and binding upon all Participants.
(c)No Duplication.  In no event shall any Participant receive additional severance benefits pursuant to the Policy in addition to severance benefits provided for under any Severance Arrangement.
(d)Captions.  Captions and headings are given to the sections and subsections of the Policy solely as a convenience to facilitate reference.  Such captions and headings shall not be deemed in any way material or relevant to the construction or interpretation of the Policy or any provision thereof.
(e)Successors. The Policy shall inure to the benefit of and be binding upon the Company and its successors.

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